Exhibit 99.1

JOINT FILING AGREEMENT

This JOINT FILING AGREEMENT (this “Agreement”), is made and entered into as of March 31, 2021, by and among Townsend Holdings LLC, TTG KREF SA Holdco, LLC, TREA II AIV ERISA, L.P., TREA II AIV NON-ERISA, L.P., Lake Tahoe III, L.P., and GPF Real Estate Co-Investment L.P. (together, the “Parties”).

The Parties hereby acknowledge and agree that the Amendment No. 3 to the Statement on Schedule 13G to which this Agreement is attached as an exhibit (the “Statement”), relating to the common stock, par value $0.01 per share, of KKR Real Estate Finance Trust Inc., is filed with the Securities and Exchange Commission pursuant to Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, on behalf of each of the Parties. Each Party acknowledges that it shall be responsible for the timely filing of any such amendments and for the completeness and accuracy of the information concerning it contained herein and therein, but shall not be responsible for the completeness or accuracy of the information concerning any other Party, except to the extent it knows or has reason to believe that such information is inaccurate.

This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the undersigned hereby executes this Agreement as of the date first set forth above.

Townsend Holdings LLC

By:	/s/ Anthony Frammartino
Name: Anthony Frammartino
Title: Partner

TTG KREF SA Holdco, LLC

By:	/s/ Anthony Frammartino
Name: Anthony Frammartino
Title: Partner

TREA II AIV ERISA, L.P.

By: Townsend Alpha Manager II, LLC
Its: General Partner

By:	/s/ Jacob Heacox
Name: Jacob Heacox
Title: Vice President

TREA II AIV NON-ERISA, L.P.

By:Townsend Alpha Manager II, LLC
Its: General Partner

By:	/s/ Jacob Heacox
Name: Jacob Heacox
Title: Vice President

Lake Tahoe III, L.P.

By: Lake Tahoe III GP, LLC
Its: General Partner

By:	/s/ Anthony Frammartino
Name: Anthony Frammartino
Title: Partner

GPF Real Estate Co-Investment L.P.

By: Lake Erie Real Estate General Partner Limited
Its: General Partner

By:	/s/ Vic Holmes
Name: Vic Holmes
Title: Director

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